UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 25, 2006
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
On July 25, 2006, Airgas, Inc. (the “Company”) announced that it amended and restated its senior credit facility with a syndicate of banks, including Bank of America, N.A., as US Agent, The Bank of Nova Scotia, as Canadian Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, The Bank of New York, The Bank of Tokyo- Mitsubishi UFJ, Ltd., PNC Bank, N.A., and certain other lenders. The $1.6 billion senior unsecured credit facility (the “Credit Agreement”), effective July 25, 2006, consists of a US$966 million and C$40 million (the US dollar equivalent of $34 million) revolving credit line and two deferred draw term loans totaling $600 million. The Company intends to use borrowings under the revolving credit line for working capital, acquisitions and general corporate purposes. The $100 million term loan may only be used to refinance the Company’s 7.75% medium-term notes due on September 15, 2006, and the $500 million term loan may only be used to finance certain contemplated acquisitions. If the contemplated acquisitions are not completed, the outstanding commitment for the unused portion of the $500 million term loan will expire in May 2007. The revolving credit line matures on July 25, 2011. The term loans will be payable in periodic installments from the date of drawing on the term loans through July 25, 2011.
The Credit Agreement amends and restates the credit agreement dated January 15, 2005, (the “2005 Agreement”), which would have matured on January 14, 2010 and permitted the Company to borrow up to the equivalent of $428 million. The Company’s initial borrowings under the Credit Agreement total $191 million. The current interest rate on borrowings under the Credit Agreement is LIBOR plus 75 basis points, which is down from LIBOR plus 95 basis points under the 2005 Agreement. The interest rate under the Credit Agreement may increase or decrease based on the Company’s credit rating.
The covenants under the Credit Agreement are generally similar to those in the 2005 Agreement and include certain leverage ratios, which could potentially restrict additional borrowings. The Credit Agreement also contains customary events of default, including nonpayment and breach of covenants. In the event of default, repayment of borrowings under the Credit Agreement may be accelerated.
Under the Credit Agreement, the Company’s domestic subsidiaries guarantee the U.S. borrowings and Canadian borrowings, and the Company’s foreign subsidiaries also guarantee the Canadian borrowings. The guarantees are full and unconditional and are made on a joint and several basis. The Company has pledged 100% of the stock of its domestic subsidiaries and 65% of the stock of its foreign subsidiaries as surety for its obligations under the agreement. The Credit Agreement provides for the release of the guarantees and collateral if the Company attains an investment grade credit rating and a similar release on all other debt.
The Company’s press release describing the Credit Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition
On July 26, 2006, the Company reported its earnings for its fiscal first quarter ended June 30, 2006, as described in the press release attached as Exhibit 99.2 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above relating to the Credit Agreement is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(a) None
(b) None
(c) None
(d) Exhibits.
     99.1 — Press Release dated July 25, 2006
     99.2 — Press Release dated July 26, 2006

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.		AIRGAS EAST, INC.

(Registrant)		AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
AIRGAS SOUTH, INC.
BY:	/s/ Robert M. McLaughlin	AIRGAS GULF STATES, INC.

	Robert M. McLaughlin	AIRGAS MID SOUTH, INC.
	Vice President & Controller	AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

BY:	/s/ Robert M. McLaughlin Robert M. McLaughlin
Vice President

ATNL, INC.

(Co-Registrant)

BY:	/s/ Melanie Andrews Melanie Andrews President
DATED: July 27, 2006